UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2020

W. P. Carey Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-13779	45-4549771
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, New York		10020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	WPC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.        Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 6, 2020, W. P. Carey Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters listed in Schedule 1 to the Underwriting Agreement (collectively, the “Underwriters”), in connection with the public offering (the “Offering”) by the Company of $500 million aggregate principal amount of the Company’s 2.400% Senior Notes due 2031 (the “Senior Notes”). The closing of the Offering is expected to occur on October 14, 2020. The terms of the Senior Notes are governed by an indenture, dated as of March 14, 2014, between the Company and U.S. Bank National Association, as trustee, as supplemented and amended by a supplemental indenture thereto, to be dated as of October 14, 2020, establishing the terms of the Senior Notes.

The Senior Notes are being issued pursuant to: (i) the Company’s automatic shelf registration statement on Form S-3ASR (Registration No. 333-233159), including the related prospectus dated August 9, 2019; and (ii) a final prospectus supplement relating to the Senior Notes, dated as of October 6, 2020.

The Company intends to use the net proceeds from the Offering to repay certain indebtedness, including amounts outstanding under its unsecured revolving credit facility, which was used in part to repay secured mortgage debt outstanding, to fund potential future acquisitions, and for general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, as well as certain customary indemnification provisions with respect to the Company and the Underwriters relating to certain losses or damages arising out of or in connection with the consummation of the Offering.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement, which is being filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.        Other Events.

On October 6, 2020, the Company issued a press release announcing the pricing of the Senior Notes. The foregoing description is qualified in its entirety by reference to the pricing press release, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 6, 2020, by and among W. P. Carey Inc., and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters listed in Schedule 1 thereto.

99.1	Pricing Press Release, dated October 6, 2020, issued by W. P. Carey Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey Inc.

Date: October 7, 2020	By:	/s/ ToniAnn Sanzone
ToniAnn Sanzone
Chief Financial Officer